Exhibit 99.1

Investors/Media:
(847) 279-6162
Investor.relations@akorn.com

AKORN ASKS DELAWARE COURT TO REQUIRE FRESENIUS KABI
 TO FULFILL ITS OBLIGATIONS UNDER MERGER AGREEMENT

LAKE FOREST, Ill., April 23, 2018 – Akorn, Inc. (NASDAQ: AKRX), today filed a complaint in Delaware Chancery Court asking that Fresenius Kabi AG be required to fulfill its obligations under the definitive merger agreement, and issued the following statement:

“Fresenius’ attempt to terminate the transaction on the pretext that the findings from the ongoing investigation are a breach of the merger agreement is completely without merit.  The previously disclosed ongoing investigation, of which we have voluntarily notified and are in regular communication with the Food and Drug Administration, has not found any facts that would result in a material adverse effect on Akorn’s business and therefore there is no basis to terminate the transaction.  The investigation is not a condition to closing and the only remaining condition is approval from the Federal Trade Commission.  We intend to vigorously enforce our rights, and Fresenius’ obligations, under our binding merger agreement.”

The transaction was announced on April 24, 2017 after the boards of directors of both companies approved the sale of Akorn to Fresenius Kabi for $34.00 a share in cash.  Akorn shareholders voted overwhelmingly to approve the transaction on July 19, 2017.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Readers can identify these statements by forward-looking words such as “may,” “could,” “should,” “would,” “intend,” “will,” “expect,” “anticipate,” “believe,” “estimate,” “continue” or similar words. A number of important factors could cause actual results of Akorn and its subsidiaries to differ materially from those indicated by such forward-looking statements.  These factors include, but are not limited to, (i) the risk that the proposed merger with Fresenius Kabi AG may not be completed in a timely manner or at all; (ii) the possibility that any or all of the various conditions to the consummation of the merger may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement dated April 24, 2017, among Akorn, Fresenius Kabi AG, Quercus Acquisition, Inc. and, solely for purposes of Article VIII thereof, Fresenius SE & Co. KGaA (the “Merger Agreement”), including in circumstances which would require Akorn to pay a termination fee or other expenses; (iv) the effect of the announcement or pendency of the transactions contemplated by the Merger Agreement on Akorn’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, or its operating results and business generally; (v) risks related to diverting management’s attention from Akorn’s ongoing business operations; (vi) the risk that shareholder litigation in connection with the transactions contemplated by the Merger Agreement may result in significant costs of defense, indemnification and liability, (vii) the outcome of the investigations conducted by Akorn and Fresenius Kabi AG, with the assistance of their respective outside consultants, into alleged breaches of FDA data integrity requirements relating to product development at Akorn and any actions taken by Akorn, third parties or the FDA as a result of such investigations, (viii) the outcome of the above described litigation and (ix) the risk factors detailed in Part I, Item 1A, “Risk Factors,” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 (as filed with the Securities and Exchange Commission on February 28, 2018) and other risk factors identified herein or from time to time in our filings with the Securities and Exchange Commission. Readers should carefully review these risk factors, and should not place undue reliance on our forward-looking statements.  These forward-looking statements are based on information, plans and estimates at the date of this report. Akorn undertakes no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

About Akorn
Akorn, Inc. is a specialty generic pharmaceutical company engaged in the development, manufacture and marketing of multisource and branded pharmaceuticals. Akorn has manufacturing facilities located in Decatur, Illinois; Somerset, New Jersey; Amityville, New York; Hettlingen, Switzerland and Paonta Sahib, India that manufacture ophthalmic, injectable and specialty sterile and non-sterile pharmaceuticals. Additional information is available on Akorn’s website at www.akorn.com